UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 23, 2017

Date of Report (Date of earliest event reported)

PRGX Global, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

0-28000	58-2213805
(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100, Atlanta, Georgia	30339-5949
(Address of Principal Executive Offices)	(Zip Code)

770-779-3900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 6, 2016, PRGX Global, Inc., through its wholly owned subsidiaries PRGX USA, INC. and PRGX UK LTD. (collectively “PRGX” or the “Company”) entered into an Asset Purchase Agreement (the “Initial Purchase Agreement”) with Cost & Compliance Associates, LLC, Cost & Compliance Associates Limited (collectively, “C&CA” or the “Sellers”) and Robert F. Donohue. On February 23, 2017, the parties entered into an amendment (the “Amendment,” and together with the Initial Purchase Agreement, the “Purchase Agreement”), pursuant to which the parties amended the Initial Purchase Agreement to, among other things, adjust the amount PRGX will pay at closing from a variable amount of up to $11 million to a fixed amount of $10 million and to modify the terms of the earnout to include certain earnout credit tied to the revenue from PRGX’s contract compliance business during the two years after closing.

Item 2.01	Completion of Acquisition or Disposition of Assets

On February 23, 2017, PRGX acquired substantially all of the assets of the Sellers (the “Acquisition”) pursuant to the terms of the Purchase Agreement. C&CA is engaged in the business of marketing and providing accounts payable recovery audit services, contract compliance audit services and related advisory and data analytics services to commercial enterprises.

At the closing of the transactions contemplated by the Purchase Agreement, PRGX paid to C&CA $10.0 million in cash (the “Closing Consideration”). The Closing Consideration is subject to a customary working capital adjustment. In addition, PRGX may be required to pay earnout consideration in cash over a period of two years, based on the performance of the acquired businesses and PRGX’s contract compliance business following closing. The aggregate consideration to be paid to the Sellers under the terms of the Purchase Agreement (including the Closing Consideration) cannot exceed $18.0 million.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Initial Purchase Agreement and the Amendment, copies of which are attached as Exhibit 2.1 and Exhibit 2.2 to this Current Report on Form 8-K, respectively. PRGX issued a press release on February 23, 2017 regarding the closing of the transactions contemplated by the Purchase Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

The financial statements required by this item with respect to the Acquisition will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this item with respect to the Acquisition will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated October 6, 2016 by and among PRGX USA, INC., PRGX UK LTD., Cost & Compliance Associates, LLC, Cost & Compliance Associates Limited and Robert F. Donohue (1)

2.2*	First Amendment to Asset Purchase Agreement, dated February 23, 2017 by and among PRGX USA, INC., PRGX UK LTD., Cost & Compliance Associates, LLC, Cost & Compliance Associates Limited and Robert F. Donohue (2)

99.1	Press Release dated February 23, 2017 (2)

*	Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to the agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.
(1)	Previously filed as Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 6, 2016.
(2)	Filed herewith.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRGX Global, Inc.

By:	/s/ Victor A. Allums
Victor A. Allums
Senior Vice President, Secretary and General Counsel

Dated: February 27, 2017